INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Financial Highlighs" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-87488, dated December 20, 1996, of Cranbrook Funds of our report dated November 25, 1996, included in the 1996 Annual report to Shareholders of Cranbrook Funds.



/S/ ERNST & YOUNG LLP

Ernst & Young, LLP
Detroit, Michigan
December 20, 1996